Exhibit 5.2

Will H. Cai

T: +852 3758 1210

wcai@cooley.com

August 10, 2026

Bitdeer Technologies Group

08 Kallang Avenue

Aperia tower 1, #09-03/04

Singapore 339509

Ladies and Gentlemen:

We have acted as special U.S. counsel to Bitdeer Technologies Group, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), in connection with the filing by the Company of a Registration Statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”), that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of the sale of the following securities:

●	Class A ordinary shares, par value US$0.0000001, of the Company (the “Ordinary Shares”);

●	Preferred shares, par value US$0.0000001, of the Company (the “Preferred Shares”);

●	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.3 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

●	warrants to purchase Ordinary Shares, Preferred Shares or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.5, 4.6 and 4.7 to the Registration Statement, respectively (each, a “Warrant Agreement”); and

●	units consisting of any combination of one or more of the Ordinary Shares, Preferred Shares, Debt Securities and Warrants in one or more series (the “Units”), which may be issued under one or more unit agreements, to be dated on or about the date of the issuance of the applicable Units thereunder, by and between a unit agent to be selected by the Company (the “Unit Agent”) and the Company, in the forms to be incorporated by reference as exhibits to the Registration Statement (the “Unit Agreement”).

Partners: Will H. Cai Michael X. Yu Pang Lee Ethan Z. Jin Xun Zeng Yilin Xu

Registered Foreign Lawyer (New York): Yiming Liu

Cooley HK 35th Floor Two Exchange Square 8 Connaught Place Central Hong Kong

T: +852 3758 1200 F: +852 3014 7818 cooley.com

Bitdeer Technologies Group

August 10, 2026

Page Two

The Ordinary Shares, Preferred Shares, the Debt Securities, the Warrants and the Units, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Base Prospectus, and (b) such other records, documents, certificates, opinions, memoranda and instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents.

We are not rendering any opinion with respect to any Ordinary Shares or Preferred Shares issuable upon the conversion, exercise or settlement, as applicable, of any Debt Securities, any Warrants or any Units. We have assumed that any Debt Securities, any Warrants or any Units offered under the Registration Statement and the related Indenture, Warrant Agreement or Unit Agreement, as applicable, will be executed in the forms filed, or to be incorporated by reference, as exhibits to the Registration Statement. We have also assumed that with respect to (i) any Debt Securities issuable upon the exercise of any Warrants or settlement of any Units, (ii) any Warrants issuable upon conversion of any Debt Securities or settlement of any Units or (iii) any Units issuable upon conversion of any Debt Securities or exercise of any Warrants, the applicable Debt Securities, Warrants or Units will be binding obligations of the Company, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief including, without limitation, specific performance. We have also assumed that (i) the Company is validly existing under the laws of the Cayman Islands, has the corporate power to enter into and perform its obligations under any Debt Securities, any Indenture, any Warrants and any Units in accordance with their terms, (ii) upon issuance, the Company will have duly authorized, executed and delivered any Debt Securities, any Indenture, any Warrants and any Units in accordance with its organizational documents and the laws of the Cayman Islands, (iii) any Ordinary Shares or Preferred Shares issued upon conversion of the Debt Securities or upon exercise of Warrants or as a component of the Units will be duly authorized, validly issued, fully paid and non-assessable and (iv) the execution, delivery and performance by the Company of its obligations under any Debt Securities, any Indenture, any Warrants and any Units will not violate the laws of the Cayman Islands or any other applicable laws (excepting from such assumption the laws of the State of New York).

Our opinion herein is expressed solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Partners: Will H. Cai Michael X. Yu Pang Lee Ethan Z. Jin Xun Zeng Yilin Xu

Registered Foreign Lawyer (New York): Yiming Liu

Cooley HK 35th Floor Two Exchange Square 8 Connaught Place Central Hong Kong

T: +852 3758 1200 F: +852 3014 7818 cooley.com

Bitdeer Technologies Group

August 10, 2026

Page Three

On the basis of the foregoing, in reliance thereon and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. With respect to any series of Debt Securities issued under the Indenture and offered under the Registration Statement, provided that: (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee; (iv) the terms of the Debt Securities and their issuance and sale, including as to any Ordinary Shares or Preferred Shares to be issued on the conversion thereof, have been duly authorized by the Company by all necessary corporate action and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative articles of association (the “Articles of Association”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor, then the Debt Securities, when issued and sold as contemplated by the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with the Indenture and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants or settlement of any Units in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

2.  With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iii) the applicable Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement or the settlement of any Units in accordance with their terms, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

Partners: Will H. Cai Michael X. Yu Pang Lee Ethan Z. Jin Xun Zeng Yilin Xu

Registered Foreign Lawyer (New York): Yiming Liu

Cooley HK 35th Floor Two Exchange Square 8 Connaught Place Central Hong Kong

T: +852 3758 1200 F: +852 3014 7818 cooley.com

Bitdeer Technologies Group

August 10, 2026

Page Four

3. With respect to the Units issued under a Unit Agreement and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the applicable Unit Agreement has been duly authorized by the Company and the Unit Agent by all necessary corporate action; (iii) the applicable Unit Agreement has been duly executed and delivered by the Company and the Unit Agent; (iv) the issuance and terms of the Units have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Units, including as to any Ordinary Shares, Preferred Shares, Debt Securities or Warrants that are components of such Units, have been duly executed and delivered by the Company and authenticated by the Unit Agent pursuant to the applicable Unit Agreement and delivered against payment therefor, then the Units, when issued and sold in accordance with the applicable Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether considered in a proceeding at law or in equity).

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion should be implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we have no obligation or responsibility to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Partners: Will H. Cai Michael X. Yu Pang Lee Ethan Z. Jin Xun Zeng Yilin Xu

Registered Foreign Lawyer (New York): Yiming Liu

Cooley HK 35th Floor Two Exchange Square 8 Connaught Place Central Hong Kong

T: +852 3758 1200 F: +852 3014 7818 cooley.com

Bitdeer Technologies Group

August 10, 2026

Page Five

Sincerely,

Cooley LLP

By:	/s/ Will H. Cai
Will H. Cai

Partners: Will H. Cai Michael X. Yu Pang Lee Ethan Z. Jin Xun Zeng Yilin Xu

Registered Foreign Lawyer (New York): Yiming Liu

Cooley HK 35th Floor Two Exchange Square 8 Connaught Place Central Hong Kong

T: +852 3758 1200 F: +852 3014 7818 cooley.com